UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

AMERICAN EXPRESS CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6908	11-1988350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Vesey Street,
New York, New York 10285
(Address of principal executive offices and zip code)
(212) 640-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
0.625 percent Senior Notes, due November 22, 2021	AXP/21	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement
On October 1, 2021, American Express Credit Corporation (the “Company”) terminated its amended and restated three-year Credit Agreement dated as of October 15, 2019, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Co-Syndication Agents, and the other banks party thereto. The Credit Agreement provided the Company with a committed syndicated credit facility with a borrowing capacity of $3,500,000,000 and a maturity date of October 15, 2022 (the “Credco Credit Facility”). No amounts were drawn on the Credco Credit Facility at the time of its termination. Also on October 1, 2021, a new $3,500,000,000 credit facility was established with American Express Company and American Express Travel Related Services Company, Inc. (“TRS”) as co-borrowers and co-obligors.
On October 5, 2021, the Company terminated its commercial paper program, which had no outstanding obligations at the time. The Company had nil commercial paper outstanding as of both June 30, 2021 and December 31, 2020. The average commercial paper outstanding was nil and $0.6 billion for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. Also on October 5, 2021, TRS entered into agreements to establish a new commercial paper program.
Termination of the Credco Credit Facility and commercial paper program and the establishment of the new credit facility and commercial paper program were carried out to simplify American Express’ funding and reporting structure.
Borrowings under the Credco Credit Facility were available for general corporate purposes, including to fund the Company’s working capital needs in the ordinary course of business and as backstop for the Company’s commercial paper outstanding. The availability of the Credco Credit Facility was subject to compliance with certain covenants that required maintenance of a 1.25 minimum fixed charge coverage ratio.
Certain of the lenders under the Credco Credit Facility, or their affiliates, have engaged, and in the future may engage, in business transactions with the Company or its affiliates and have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory, and other services in the ordinary course of business for the Company and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS CREDIT CORPORATION
(REGISTRANT)

By:	/s/ Douglas C. Turnbull
Name: Douglas C. Turnbull
Title: Secretary

Date: October 7, 2021